  Exhibit 32.2

Certification of Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the filing of the Quarterly Report on Form 10-QSB of GigaBeam Corporation (the “Company”) for the quarter ended March 31, 2006 (the “Report”), the undersigned as Principal Financial Officer of the Company, hereby, certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(i)	the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934: and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/Leighton J. Stephenson
Name: Leighton J. Stephenson
Chief Financial Officer
Date: May 15, 2006

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